Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

Soundview Home Loan Trust 2007-NS1

$648,686,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Nationstar Mortgage, LLC
Originator and Servicer

Greenwich Capital Markets, Inc.
Sole Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Matt Miles	(203) 618-2391	milesm@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Frank Skibo	(203) 625-6160	skibof@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com
Mark Bower	(203) 625-6160	bowerm@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Jack Kahan	(212) 438-1622	jack_kahan@standardandpoors.com

Moody’s Investors Service	Phone	E-mail Address
Deepika Kothari	(201) 915-8732	deepika.kothari@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: February 23, 2007

Soundview Home Loan Trust 2007-NS1
Asset Backed Certificates, Series 2007-NS1
$648,686,000 (Approximate)

Soundview Home Loan Trust 2007-NS1

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat	(Mths) Call/Mat CallWindow(3)*	S&P/Moody’s	Distribution Date	Type
A-1	$ 309,426,000	1.00/1.00	1-22/1-22	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-2	$ 67,606,000	2.00/2.00	22-28/22-28	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-3	$ 107,240,000	3.44/3.44	28-72/28-72	AAA/Aaa	January 2037	Floating Rate Sequential Senior
A-4	$ 44,312,000	6.43/8.81	72-78/72-188	AAA/Aaa	January 2037	Floating Rate Sequential Senior
M-1	$ 29,516,000	4.81/5.34	47-78/47-157	AA+/Aa1	January 2037	Floating Rate Subordinate
M-2	$ 28,160,000	4.62/5.12	43-78/43-149	AA/Aa2	January 2037	Floating Rate Subordinate
M-3	$ 9,499,000	4.54/5.02	42-78/42-139	AA-/Aa3	January 2037	Floating Rate Subordinate
M-4	$ 10,857,000	4.51/4.97	41-78/41-135	A+/A1	January 2037	Floating Rate Subordinate
M-5	$ 11,875,000	4.47/4.91	40-78/40-130	A/A2	January 2037	Floating Rate Subordinate
M-6	$ 7,803,000	4.45/4.87	39-78/39-123	A-/A3	January 2037	Floating Rate Subordinate
M-7	$ 8,821,000	4.42/4.80	39-78/39-118	BBB+/Baa1	January 2037	Floating Rate Subordinate
M-8	$ 5,767,000	4.42/4.77	39-78/39-111	BBB/Baa2	January 2037	Floating Rate Subordinate
M-9	$ 7,804,000	4.39/4.69	38-78/38-106	BBB-/Baa3	January 2037	Floating Rate Subordinate
M-10	$ 10,857,000	Not offered herein		BB+/Ba1	January 2037	Floating Rate Subordinate
Total:	$659,543,000

(1)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase to 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

Depositor:	Financial Asset Securities Corp.

Originator and Servicer:	Nationstar Mortgage, LLC.

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee and
Custodian:	Deutsche Bank National Trust Company.

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on February 1, 2007.

Expected Pricing Date:	Week of February 26, 2007.

Expected Closing Date:	On or about March 8, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in March 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement, the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

ARM Loans:	100% PPC (100% PPC: 2.0% - 30.0% over 12 months, 30% until month 23, 60% for 4 months then 35% thereafter)
FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months, then 23.0% thereafter)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $678,541,446 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

It is expected that no more than [1.00]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Adjusted Net Mortgage
Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) mortgage insurance fees, if any.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) mortgage insurance fees, if any.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans minus the Swap Expense Fee Rate, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rate for the Mortgage Loans minus the Swap Expense Fee Rate.

Swap Expense Fee
Rate:
The "Swap Expense Fee Rate" for any Distribution Date is an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by (x) for purposes of calculating the Net WAC Rate for any Distribution Date and the Offered Certificates, the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date and (y) for purposes of calculating the Maximum Cap Rate for any Distribution Date, the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Mortgage Insurance
Policies:
Approximately 11.46% of the Mortgage Loans with combined loan to values (including silent seconds) of above 60% are covered by a lender paid mortgage insurance policy issued by Mortgage Guarantee Insurers Corporation (“MGIC”) (such loans are the “Insured Mortgage Loans”). Approximately 88.54% of the Mortgage Loans with combined loan to values (including silent seconds) in excess of 60% are not insured. As of the Cut-off Date, the weighted average mortgage insurance fee on the Mortgage Loans will be equal to approximately 0.21%.

The lender paid mortgage insurance policies insure a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 60%, of the original combined loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in December 2007 and ending with the Distribution Date in February 2012 the Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [5.20]% per annum, (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in February 2012.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [9.50]% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in February 2012.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [10.50]% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in November 2007.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);
2) Overcollateralization Amount; and
3) Subordination.

Credit Support:
Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	22.10%	44.20%
M-1	AA+/Aa1	17.75%	35.50%
M-2	AA/Aa2	13.60%	27.20%
M-3	AA-/Aa3	12.20%	24.40%
M-4	A+/A1	10.60%	21.20%
M-5	A/A2	8.85%	17.70%
M-6	A-/A3	7.70%	15.40%
M-7	BBB+/Baa1	6.40%	12.80%
M-8	BBB/Baa2	5.55%	11.10%
M-9	BBB-/Baa3	4.40%	8.80%
M-10	BB+/Ba1	2.80%	5.60%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:
If the Excess Cashflow and overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [2.80]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:	On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)	prior to the Stepdown Date, [2.80]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[5.60]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in March 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to [44.20]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [36.20]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
March 2009 - February 2009	[1.50]% for the first month plus an additional 1/12th of [1.85]% for each month thereafter
March 2010 - February 2010	[3.35]% for the first month plus an additional 1/12th of [2.00]% for each month thereafter
March 2011 - February 2011	[5.35]% for the first month plus an additional 1/12th of [1.55]% for each month thereafter
March 2012 - February 2012	[6.90]% for the first month plus an additional 1/12th of [0.90]% for each month thereafter
March 2013 and thereafter	[7.80]%

Trigger Event:	A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, net of servicing, custodial, trustee fees and credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal sequentially to the Class M-1 Certificates as described under "Principal Paydown,” then monthly principal to the, Class M-2 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-3 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)     From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)     To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6)     Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:

Principal allocated to the Senior Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least 44.20% credit enhancement, second to the Class M-1 Certificates, sequentially, such that the Class M-1 Certificates will have at least 35.50% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 27.20% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 24.40% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 21.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.70% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.40% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.80% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 11.10% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.80% credit enhancement and eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.60% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date, and
(iii)	any termination payment not due to a Swap Provider trigger event.

 On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement.

 On each Distribution Date, following the distribution of Excess Cashflow payments and any net swap payments received from the Swap Provider shall be distributed from the Swap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap Account:                        Funds deposited into Cap Account on a Distribution Date will include:

(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule

Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	0.00	N/A	N/A
3	0.00	N/A	N/A
4	0.00	N/A	N/A
5	0.00	N/A	N/A
6	0.00	N/A	N/A
7	0.00	N/A	N/A
8	0.00	N/A	N/A
9	0.00	N/A	N/A
10	217,126.29	5.200	9.500
11	208,664.29	5.200	9.500
12	200,531.09	5.200	9.500
13	192,713.96	5.200	9.500
14	185,229.49	5.200	9.500
15	178,034.97	5.200	9.500
16	171,119.15	5.200	9.500
17	164,471.27	5.200	9.500
18	158,080.99	5.200	9.500
19	140,768.55	5.200	9.500
20	1,369,428.22	5.200	9.500
21	198,548,211.87	5.200	9.500
22	180,886,096.57	5.200	9.500
23	163,772,095.08	5.200	9.500
24	145,927,046.77	5.200	9.500
25	138,711,631.84	5.200	9.500
26	132,051,354.48	5.200	9.500
27	125,835,530.00	5.200	9.500
28	119,912,654.46	5.200	9.500
29	114,268,264.22	5.200	9.500
30	108,889,281.78	5.200	9.500
31	103,763,225.50	5.200	9.500
32	98,878,212.94	5.200	9.500
33	99,443,500.18	5.200	9.500
34	95,067,747.58	5.200	9.500
35	90,718,130.30	5.200	9.500
36	86,446,280.55	5.200	9.500
37	82,375,352.60	5.200	9.500
38	78,495,905.14	5.200	9.500
39	74,798,940.16	5.200	9.500
40	71,275,923.59	5.200	9.500
41	67,918,639.50	5.200	9.500
42	64,719,297.74	5.200	9.500
43	61,670,474.56	5.200	9.500
44	58,765,095.57	5.200	9.500
45	55,996,418.61	5.200	9.500
46	53,358,018.17	5.200	9.500
47	50,843,770.50	5.200	9.500
48	48,447,839.50	5.200	9.500
49	46,164,663.16	5.200	9.500
50	43,988,940.74	5.200	9.500
51	41,915,620.46	5.200	9.500
52	39,939,887.85	5.200	9.500
53	38,057,154.62	5.200	9.500
54	36,263,048.01	5.200	9.500
55	34,553,400.67	5.200	9.500
56	32,924,241.06	5.200	9.500
57	31,371,784.20	5.200	9.500
58	29,892,201.49	5.200	9.500
59	28,482,191.40	5.200	9.500
60	27,138,581.55	5.200	9.500
61	0.00	N/A	N/A

Interest Rate Swap Agreement Schedule

Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	N/A	N/A
3	N/A	N/A
4	N/A	N/A
5	N/A	N/A
6	N/A	N/A
7	N/A	N/A
8	N/A	N/A
9	N/A	N/A
10	537,669,205.84	5.200
11	518,596,652.70	5.200
12	500,211,480.55	5.200
13	482,488,564.15	5.200
14	465,403,707.59	5.200
15	448,933,609.55	5.200
16	433,055,829.97	5.200
17	417,748,757.84	5.200
18	402,991,580.29	5.200
19	388,764,252.85	5.200
20	373,704,685.29	5.200
21	146,638,105.94	5.200
22	137,026,085.45	5.200
23	129,320,822.16	5.200
24	124,831,068.96	5.200
25	121,059,691.78	5.200
26	117,438,686.35	5.200
27	113,941,626.08	5.200
28	110,550,727.61	5.200
29	107,262,660.18	5.200
30	104,074,202.62	5.200
31	100,982,239.49	5.200
32	97,983,757.42	5.200
33	89,855,260.90	5.200
34	86,975,808.29	5.200
35	84,363,819.65	5.200
36	81,955,173.00	5.200
37	79,614,814.26	5.200
38	77,340,816.89	5.200
39	75,131,308.54	5.200
40	72,984,469.47	5.200
41	70,898,531.13	5.200
42	68,871,774.70	5.200
43	66,902,529.67	5.200
44	64,989,172.55	5.200
45	63,130,125.48	5.200
46	61,323,854.99	5.200
47	59,568,870.76	5.200
48	57,863,724.38	5.200
49	56,207,008.19	5.200
50	54,597,354.14	5.200
51	53,033,432.69	5.200
52	51,513,951.70	5.200
53	50,037,655.39	5.200
54	48,603,323.33	5.200
55	47,209,769.45	5.200
56	45,855,841.06	5.200
57	44,540,265.50	5.200
58	43,262,386.26	5.200
59	42,020,859.99	5.200
60	40,814,658.64	5.200
61	N/A	N/A

Basis Risk Cap Agreement Schedule

Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	$0	N/A	N/A
2	652,131,382.00	7.73449	10.50000
3	643,353,806.00	7.99230	10.50000
4	633,226,441.00	7.73461	10.50000
5	621,774,716.00	7.99270	10.50000
6	609,032,725.00	7.73527	10.50000
7	595,043,264.00	7.73643	10.50000
8	579,858,705.00	7.99504	10.50000
9	563,573,410.00	7.73820	10.50000
10	0.00	N/A	N/A

Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$678,541,446	$3,850	$997,500
Average Scheduled Principal Balance	$179,889
Number of Mortgage Loans	3,772

Weighted Average Gross Coupon	8.705%	5.950%	15.910%
Weighted Average FICO Score	603	500	800
Weighted Average Combined Original LTV	84.96%	12.88%	100.00%

Weighted Average Original Term	358 months	60 months	360 months
Weighted Average Stated Remaining Term	354 months	56 months	359 months
Weighted Average Seasoning	4 months	1 months	25 months

Weighted Average Gross Margin	6.118%	3.650%	10.660%
Weighted Average Minimum Interest Rate	8.483%	5.950%	12.670%
Weighted Average Maximum Interest Rate	15.480%	12.950%	19.670%
Weighted Average Initial Rate Cap	2.998%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.497%	1.000%	3.000%
Weighted Average Months to Roll	21 months	5 months	34 months

Maturity Date		Oct 1 2011	Dec 15 2036
Maximum Zip Code Concentration	0.66%	92508

ARM	68.85%	Full Documentation	66.74%
Fixed Rate	31.15%	Limited Documentation	7.33%
		No Income Verification	25.93%
2/28 6 MO LIBOR	31.44%
2/28 6 MO LIBOR 40/30 Balloon	31.49%	Cash Out Refinance	54.16%
2/28 6 MO LIBOR 50/30 Balloon	0.82%	Purchase	28.11%
2/28 6 MO LIBOR IO	1.13%	Rate/Term Refinance	17.73%
3/27 6 MO LIBOR	1.77%
3/27 6 MO LIBOR 40/30 Balloon	2.07%	2 Units	0.69%
3/27 6 MO LIBOR 50/30 Balloon	0.09%	3 Units	0.04%
6 MO LIBOR	0.04%	4 Units	0.03%
Fixed Rate	23.44%	Condominium	4.35%
Fixed Rate 30/15 Balloon	0.12%	Manufactured Housing	0.27%
Fixed Rate 40/30 Balloon	7.36%	PUD	18.30%
Fixed Rate 50/30 Balloon	0.15%	Single Family	72.66%
Fixed Rate IO	0.08%	Townhouse	3.67%

Interest Only	1.21%	Investor	0.74%
Not Interest Only	98.79%	Primary	98.69%
		Second Home	0.57%
Prepay Penalty: N/A	37.82%
Prepay Penalty: 12 months	3.00%	Top 5 States:
Prepay Penalty: 24 months	15.84%	California	21.77%
Prepay Penalty: 36 months	43.35%	Florida	11.99%
		Texas	9.56%
First Lien	97.46%	Arizona	7.25%
Second Lien	2.54%	Virginia	4.99%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	235	8,013,594.01	1.18%	12.556	337	90.72	622
50,000.01 - 100,000.00	898	68,450,684.37	10.09%	10.067	346	79.36	581
100,000.01 - 150,000.00	816	101,070,723.19	14.90%	9.277	351	82.84	589
150,000.01 - 200,000.00	530	91,539,523.86	13.49%	8.890	355	84.13	599
200,000.01 - 250,000.00	464	103,620,989.38	15.27%	8.451	356	85.22	603
250,000.01 - 300,000.00	263	72,216,695.68	10.64%	8.435	356	85.27	606
300,000.01 - 350,000.00	200	65,185,990.62	9.61%	8.191	356	86.64	608
350,000.01 - 400,000.00	129	48,506,615.42	7.15%	8.196	356	88.13	626
400,000.01 - 450,000.00	82	34,895,813.15	5.14%	7.918	356	87.18	620
450,000.01 - 500,000.00	61	29,211,662.70	4.31%	7.911	356	89.49	620
500,000.01 - 550,000.00	39	20,523,682.29	3.02%	7.869	353	86.40	625
550,000.01 - 600,000.00	25	14,363,224.30	2.12%	7.479	356	88.54	623
600,000.01 - 650,000.00	13	8,168,893.43	1.20%	8.246	356	87.36	612
650,000.01 - 700,000.00	10	6,803,109.86	1.00%	8.334	356	89.46	587
700,000.01 - 750,000.00	2	1,423,871.95	0.21%	8.247	356	92.42	619
750,000.01 - 800,000.00	1	780,794.03	0.12%	7.750	356	86.82	563
850,000.01 - 900,000.00	1	876,287.14	0.13%	7.990	260	80.00	580
900,000.01 - 950,000.00	2	1,891,790.38	0.28%	8.269	356	79.82	555
950,000.01 - 1,000,000.00	1	997,500.38	0.15%	8.400	355	57.14	525
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	4	1,371,753.33	0.20%	5.960	356	80.00	651
6.000 - 6.499	41	11,941,476.70	1.76%	6.323	356	83.72	634
6.500 - 6.999	188	51,300,303.14	7.56%	6.814	356	85.02	638
7.000 - 7.499	251	67,417,924.47	9.94%	7.281	356	85.48	626
7.500 - 7.999	483	116,929,592.02	17.23%	7.757	354	86.44	625
8.000 - 8.499	412	90,023,152.43	13.27%	8.260	354	85.12	615
8.500 - 8.999	470	94,499,368.97	13.93%	8.744	355	86.52	605
9.000 - 9.499	330	57,083,964.23	8.41%	9.240	355	84.21	578
9.500 - 9.999	430	65,092,720.67	9.59%	9.751	353	84.80	583
10.000 -10.499	437	59,691,846.04	8.80%	10.258	353	81.46	557
10.500 -10.999	219	29,111,306.52	4.29%	10.700	351	83.74	563
11.000 -11.499	68	6,267,766.33	0.92%	11.218	346	75.48	545
11.500 -11.999	96	7,570,490.44	1.12%	11.747	338	80.88	563
12.000 -12.499	129	9,155,089.60	1.35%	12.261	346	79.67	573
12.500 -12.999	74	5,004,105.90	0.74%	12.694	352	88.63	590
13.000 -13.499	43	1,838,494.95	0.27%	13.248	342	95.07	618
13.500 -13.999	37	1,624,635.96	0.24%	13.759	342	93.07	616
14.000 -14.499	32	1,470,783.88	0.22%	14.271	349	96.62	619
14.500 -14.999	20	907,051.54	0.13%	14.666	340	97.20	602
15.000 -15.499	5	118,706.72	0.02%	15.156	355	100.00	589
15.500 -15.999	3	120,912.30	0.02%	15.696	355	100.00	593
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	417	61,385,192.52	9.05%	10.154	352	78.34	512
525-549	638	102,529,175.35	15.11%	9.405	354	78.55	536
550-574	216	38,748,397.06	5.71%	9.032	352	80.83	563
575-599	552	97,953,192.33	14.44%	8.665	353	85.66	588
600-624	810	144,454,712.49	21.29%	8.413	353	87.11	611
625-649	504	99,277,707.72	14.63%	8.183	355	87.83	638
650-674	278	62,694,591.20	9.24%	8.081	355	88.10	661
675-699	194	40,865,647.48	6.02%	8.087	355	90.16	686
700+	163	30,632,829.99	4.51%	8.343	354	89.80	732
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	103	10,571,418.34	1.56%	9.893	340	39.82	547
50.00- 54.99	35	4,577,076.18	0.67%	9.449	339	52.43	556
55.00- 59.99	59	7,992,036.41	1.18%	9.469	353	57.66	547
60.00- 64.99	58	7,371,650.60	1.09%	9.266	353	62.14	552
65.00- 69.99	97	13,700,432.10	2.02%	9.276	352	67.30	560
70.00- 74.99	149	23,681,656.37	3.49%	9.163	354	71.67	557
75.00- 79.99	288	47,420,714.59	6.99%	8.805	349	76.86	574
80.00	776	143,438,487.33	21.14%	8.106	353	80.00	625
80.01- 84.99	318	65,095,180.60	9.59%	8.858	355	81.86	584
85.00- 89.99	455	91,785,711.10	13.53%	8.676	356	86.36	585
90.00- 94.99	644	121,739,116.27	17.94%	8.745	355	90.64	600
95.00- 99.99	143	26,255,739.41	3.87%	8.254	355	96.96	630
100.00	647	114,912,226.84	16.94%	9.018	355	100.00	639
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	56,718.39	0.01%	10.200	56	20.69	541
72	1	77,852.01	0.01%	11.520	69	75.84	604
120	7	548,276.87	0.08%	9.342	116	80.70	599
144	1	103,637.26	0.02%	10.630	142	83.49	524
156	1	70,194.42	0.01%	10.950	154	80.00	521
180	62	4,948,717.08	0.73%	10.343	176	76.72	590
192	1	94,258.32	0.01%	7.990	188	83.70	682
240	30	2,969,257.11	0.44%	8.971	236	71.05	600
264	2	1,036,286.17	0.15%	8.050	260	81.62	593
300	8	763,268.07	0.11%	9.400	297	80.72	584
324	1	132,527.38	0.02%	8.870	320	85.21	600
360	3,657	667,740,453.06	98.41%	8.690	356	85.10	603
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	1	56,718.39	0.01%	10.200	56	20.69	541
61-120	8	626,128.88	0.09%	9.613	110	80.09	599
121-180	64	5,122,548.76	0.75%	10.357	175	76.90	588
181-240	31	3,063,515.43	0.45%	8.941	234	71.44	602
241-300	10	1,799,554.24	0.27%	8.623	276	81.24	589
301-360	3,658	667,872,980.44	98.43%	8.690	356	85.10	603
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	75	10,390,269.56	1.53%	9.212	350	76.67	576
20.01 -25.00	111	13,343,325.64	1.97%	9.273	347	77.61	579
25.01 -30.00	203	26,524,950.88	3.91%	9.105	351	80.27	582
30.01 -35.00	360	56,507,274.35	8.33%	8.802	352	83.80	598
35.01 -40.00	531	89,943,643.51	13.26%	8.822	353	84.51	599
40.01 -45.00	808	145,249,004.47	21.41%	8.747	354	85.68	610
45.01 -50.00	1,025	200,528,680.54	29.55%	8.700	355	86.56	607
50.01 -55.00	590	117,192,182.10	17.27%	8.446	355	84.46	604
55.01 -60.00	69	18,862,115.09	2.78%	7.949	352	87.39	598
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,155	467,147,753.22	68.85%	8.483	356	85.20	600
Fixed Rate	1,617	211,393,692.92	31.15%	9.196	348	84.41	609
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,194	213,341,041.39	31.44%	9.069	356	82.69	569
2/28 6 MO LIBOR 40/30 Balloon	780	213,692,572.37	31.49%	7.970	356	87.12	628
2/28 6 MO LIBOR 50/30 Balloon	16	5,563,535.39	0.82%	8.202	358	99.01	651
2/28 6 MO LIBOR IO	28	7,666,254.19	1.13%	7.235	356	85.95	643
3/27 6 MO LIBOR	75	11,977,159.25	1.77%	8.768	356	85.12	571
3/27 6 MO LIBOR 40/30 Balloon	59	14,014,103.87	2.07%	7.940	356	87.87	636
3/27 6 MO LIBOR 50/30 Balloon	2	599,903.51	0.09%	8.718	358	100.00	666
6 MO LIBOR	1	293,183.25	0.04%	7.760	354	80.61	649
Fixed Rate	1,398	159,076,530.50	23.44%	9.577	347	83.75	602
Fixed Rate 30/15 Balloon	18	813,290.50	0.12%	12.872	175	98.41	617
Fixed Rate 40/30 Balloon	195	49,942,145.56	7.36%	7.961	356	85.97	629
Fixed Rate 50/30 Balloon	4	1,009,727.86	0.15%	8.591	358	100.00	649
Fixed Rate IO	2	551,998.50	0.08%	6.772	355	84.77	679
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	30	8,218,252.69	1.21%	7.204	356	85.87	646
Not Interest Only	3,742	670,323,193.45	98.79%	8.723	354	84.94	603
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,710	256,590,845.90	37.82%	9.268	353	83.74	593
Prepay Penalty: 12 months	100	20,351,479.21	3.00%	9.003	348	84.38	615
Prepay Penalty: 24 months	491	107,470,428.15	15.84%	7.867	356	86.59	623
Prepay Penalty: 36 months	1,471	294,128,692.88	43.35%	8.499	354	85.46	604
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,424	661,325,629.17	97.46%	8.600	354	84.77	603
Second Lien	348	17,215,816.97	2.54%	12.726	341	92.14	626
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	2,764	452,871,667.77	66.74%	8.761	353	85.93	592
Limited Documentation	216	49,741,136.02	7.33%	8.635	352	83.12	598
No Income Verification	792	175,928,642.35	25.93%	8.580	355	82.96	634
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,116	367,503,121.06	54.16%	8.942	352	82.72	587
Purchase	1,093	190,734,040.00	28.11%	8.303	355	87.97	632
Rate/Term Refinance	563	120,304,285.08	17.73%	8.618	355	87.01	605
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	19	4,684,619.95	0.69%	8.914	355	83.94	656
3 Units	1	239,730.13	0.04%	8.100	356	59.70	626
4 Units	1	187,736.85	0.03%	11.150	355	80.00	686
Condominium	165	29,540,511.15	4.35%	8.460	355	84.75	626
Manufactured Housing	13	1,838,573.06	0.27%	9.431	355	79.74	636
PUD	627	124,159,946.22	18.30%	8.411	355	86.06	609
Single Family	2,840	493,011,526.33	72.66%	8.807	353	84.64	599
Townhouse	106	24,878,802.45	3.67%	8.327	356	86.83	613
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	46	5,024,059.59	0.74%	10.220	352	75.55	621
Primary	3,693	669,648,495.69	98.69%	8.687	354	85.10	603
Second Home	33	3,868,890.86	0.57%	9.778	356	72.10	609
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	8	697,199.77	0.10%	10.514	356	88.31	642
Arizona	243	49,172,882.79	7.25%	8.598	355	86.25	605
Arkansas	10	1,328,392.88	0.20%	9.210	356	91.77	623
California	482	147,685,547.60	21.77%	8.048	355	85.69	618
Colorado	76	13,937,370.82	2.05%	8.427	356	88.86	606
Connecticut	38	7,496,951.59	1.10%	8.581	354	83.15	611
Delaware	25	4,723,003.83	0.70%	9.399	352	83.38	579
Florida	424	81,370,103.45	11.99%	8.369	354	83.87	611
Georgia	101	12,677,624.00	1.87%	9.871	352	86.67	602
Idaho	13	2,271,255.43	0.33%	8.699	356	83.73	591
Illinois	29	4,470,753.70	0.66%	8.688	354	86.16	607
Indiana	79	8,211,644.34	1.21%	9.247	355	88.18	593
Iowa	13	1,074,648.08	0.16%	9.645	355	89.17	601
Kansas	22	2,901,234.86	0.43%	9.593	355	86.58	596
Kentucky	31	3,502,431.05	0.52%	9.074	353	84.08	594
Louisiana	30	3,846,220.19	0.57%	9.135	354	86.47	590
Maine	10	1,450,039.26	0.21%	10.133	337	85.24	585
Maryland	132	29,870,775.12	4.40%	8.836	356	84.30	590
Massachusetts	52	12,892,763.37	1.90%	8.649	355	84.36	596
Michigan	83	10,090,966.18	1.49%	9.109	356	87.60	598
Minnesota	23	3,604,830.74	0.53%	9.517	356	91.89	613
Mississippi	1	65,308.53	0.01%	9.800	357	85.49	543
Missouri	45	5,709,014.18	0.84%	8.962	356	85.73	593
Montana	5	842,267.41	0.12%	9.309	357	86.27	570
Nebraska	3	367,493.29	0.05%	9.706	356	94.54	627
Nevada	84	21,343,646.06	3.15%	8.146	356	85.71	612
New Hampshire	30	5,140,963.13	0.76%	8.716	356	87.34	633
New Jersey	87	16,807,092.51	2.48%	9.282	355	79.09	582
New Mexico	46	6,011,088.80	0.89%	9.661	353	83.93	591
New York	94	17,155,677.63	2.53%	9.380	347	82.82	598
North Carolina	108	14,359,234.63	2.12%	9.544	353	84.83	589
North Dakota	1	166,941.92	0.02%	7.750	355	80.49	621
Ohio	93	11,930,726.82	1.76%	9.390	355	86.74	582
Oklahoma	45	4,253,405.08	0.63%	9.467	338	83.09	587
Oregon	32	7,320,662.02	1.08%	8.505	356	87.09	624
Pennsylvania	137	20,038,905.20	2.95%	9.077	350	84.74	583
Rhode Island	12	3,470,072.42	0.51%	8.517	352	86.96	600
South Carolina	50	6,174,677.53	0.91%	9.704	355	84.73	584
South Dakota	1	84,906.59	0.01%	8.990	357	100.00	632
Tennessee	60	6,551,088.31	0.97%	9.098	351	88.39	601
Texas	587	64,902,213.61	9.56%	9.213	347	82.38	593
Utah	16	2,199,462.64	0.32%	8.204	356	86.44	632
Vermont	11	1,392,977.07	0.21%	9.527	356	82.10	618
Virginia	165	33,881,218.21	4.99%	8.641	356	85.15	597
Washington	80	17,653,982.72	2.60%	8.619	356	85.31	592
West Virginia	23	2,804,656.94	0.41%	9.437	356	83.90	594
Wisconsin	25	3,595,870.51	0.53%	10.039	356	82.35	569
Wyoming	7	1,041,253.33	0.15%	8.810	347	87.87	605
Total	3,772	678,541,446.14	100.00%	8.705	354	84.96	603

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	18	5,981,256.29	1.28%	6.635	355	83.27	629
4.000 - 4.499	79	23,506,508.43	5.03%	6.713	356	84.57	633
4.500 - 4.999	176	49,431,775.52	10.58%	7.144	356	86.12	623
5.000 - 5.499	239	62,359,263.22	13.35%	7.569	356	86.12	616
5.500 - 5.999	312	77,043,676.93	16.49%	8.016	356	85.02	605
6.000 - 6.499	322	71,783,095.68	15.37%	8.543	356	85.06	605
6.500 - 6.999	299	65,491,556.99	14.02%	9.019	356	86.44	597
7.000 - 7.499	367	58,043,502.54	12.43%	9.770	356	83.36	569
7.500 - 7.999	287	44,387,163.74	9.50%	10.266	356	83.69	565
8.000 - 8.499	42	7,041,182.66	1.51%	10.400	356	89.61	585
8.500 - 8.999	9	1,661,403.10	0.36%	10.662	355	93.79	624
9.000 - 9.499	2	174,046.67	0.04%	11.780	355	71.81	523
9.500 - 9.999	1	76,425.16	0.02%	11.760	357	75.00	535
10.500 -10.999	2	166,896.29	0.04%	12.665	356	84.21	554
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	4	1,371,753.33	0.29%	5.960	356	80.00	651
6.000 - 6.499	33	10,000,658.60	2.14%	6.320	356	84.44	628
6.500 - 6.999	143	40,041,849.84	8.57%	6.791	356	84.93	634
7.000 - 7.499	178	51,024,868.62	10.92%	7.283	356	86.02	621
7.500 - 7.999	308	78,831,176.13	16.87%	7.754	356	87.39	621
8.000 - 8.499	276	67,252,488.63	14.40%	8.259	356	85.36	611
8.500 - 8.999	304	68,043,493.29	14.57%	8.741	356	86.31	602
9.000 - 9.499	226	42,685,325.61	9.14%	9.233	356	84.44	572
9.500 - 9.999	260	44,457,224.18	9.52%	9.752	356	84.21	577
10.000 -10.499	315	46,060,246.97	9.86%	10.254	356	80.71	552
10.500 -10.999	98	16,351,728.39	3.50%	10.670	356	86.31	564
11.000 -11.499	3	367,151.34	0.08%	11.150	356	81.37	620
11.500 -11.999	5	492,892.00	0.11%	11.651	356	71.34	525
12.500 -12.999	2	166,896.29	0.04%	12.665	356	84.21	554
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.500 -12.999	4	1,371,753.33	0.29%	5.960	356	80.00	651
13.000 -13.499	33	10,000,658.60	2.14%	6.320	356	84.44	628
13.500 -13.999	144	40,294,749.84	8.63%	6.797	356	84.96	634
14.000 -14.499	179	51,220,491.10	10.96%	7.287	356	86.00	621
14.500 -14.999	308	78,777,937.61	16.86%	7.757	356	87.41	621
15.000 -15.499	277	67,575,564.15	14.47%	8.266	356	85.35	611
15.500 -15.999	305	68,031,731.02	14.56%	8.744	356	86.22	602
16.000 -16.499	224	42,166,627.61	9.03%	9.234	356	84.47	572
16.500 -16.999	258	44,269,324.97	9.48%	9.751	356	84.27	577
17.000 -17.499	315	46,060,246.97	9.86%	10.254	356	80.71	552
17.500 -17.999	98	16,351,728.39	3.50%	10.670	356	86.31	564
18.000 -18.499	3	367,151.34	0.08%	11.150	356	81.37	620
18.500 -18.999	5	492,892.00	0.11%	11.651	356	71.34	525
19.500 -19.999	2	166,896.29	0.04%	12.665	356	84.21	554
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1	293,183.25	0.06%	7.760	354	80.61	649
2.000	5	716,862.39	0.15%	9.056	351	91.48	568
3.000	2,149	466,137,707.58	99.78%	8.482	356	85.20	601
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	16	3,203,790.73	0.69%	8.720	355	86.55	599
1.500	2,138	463,684,601.88	99.26%	8.481	356	85.19	601
3.000	1	259,360.61	0.06%	8.800	355	84.97	565
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
07/01/07	1	113,710.44	0.02%	8.150	335	80.00	597
08/01/07	1	293,183.25	0.06%	7.760	354	80.61	649
04/01/08	3	410,434.33	0.09%	7.925	350	77.23	635
04/15/08	1	256,968.52	0.06%	10.060	351	90.49	500
05/01/08	12	1,917,396.54	0.41%	8.224	351	86.29	582
05/15/08	2	852,859.71	0.18%	10.150	352	80.57	556
06/01/08	10	2,067,755.87	0.44%	8.854	352	80.77	612
06/15/08	5	610,841.60	0.13%	8.434	353	80.79	543
07/01/08	9	1,998,014.65	0.43%	9.393	353	87.50	631
07/15/08	6	834,104.95	0.18%	9.331	354	88.78	602
08/01/08	25	6,001,344.76	1.28%	8.568	354	90.20	610
08/02/08	1	249,573.65	0.05%	7.730	355	92.70	528
08/15/08	108	20,030,886.17	4.29%	8.952	355	80.47	577
09/01/08	402	83,987,475.95	17.98%	8.401	355	83.81	605
09/10/08	1	132,207.31	0.03%	9.750	356	91.35	524
09/15/08	147	29,994,173.40	6.42%	8.657	356	84.65	596
10/01/08	469	104,292,573.63	22.33%	8.430	356	84.11	599
10/15/08	149	29,484,898.11	6.31%	8.791	357	83.97	583
11/01/08	440	102,309,052.98	21.90%	8.233	357	85.35	610
11/15/08	77	17,423,034.12	3.73%	8.872	358	89.92	594
12/01/08	148	37,001,312.19	7.92%	8.653	358	90.90	597
12/15/08	2	294,784.46	0.06%	10.615	359	93.10	531
02/01/09	1	61,240.26	0.01%	9.830	348	90.49	548
05/01/09	1	99,827.58	0.02%	9.060	351	80.00	648
05/15/09	2	191,187.55	0.04%	8.478	352	95.02	616
08/01/09	2	817,543.75	0.18%	7.047	354	86.14	654
08/15/09	3	385,257.60	0.08%	9.171	355	61.58	539
09/01/09	23	4,364,721.84	0.93%	8.797	355	83.42	602
09/15/09	7	1,317,747.48	0.28%	8.663	356	78.46	593
10/01/09	39	6,900,383.70	1.48%	8.227	356	83.96	598
10/15/09	13	2,199,847.25	0.47%	8.005	357	86.82	606
11/01/09	29	6,396,665.26	1.37%	8.200	357	90.64	613
11/15/09	4	1,291,935.64	0.28%	8.051	358	93.92	603
12/01/09	12	2,564,808.72	0.55%	8.597	358	95.97	633
Total	2,155	467,147,753.22	100.00%	8.483	356	85.20	600